EXHIBIT 1.1
AMENDMENT NO. 1
TO ENGAGEMENT LETTER
     This Amendment No.1 to the Engagement Letter (the “Amendment”) is made as of February 3, 2010, by and between Chardan Capital Markets, LLC (“Placement Agent” or “Chardan”) and Digital Angel Corporation (“Company”).
Preliminary Statement
     Reference is made to that certain Engagement Letter dated as of January 5, 2010 (the “Original Agreement”) by and between Placement Agent and Company. All terms not otherwise defined herein shall have the meanings ascribed to them in the Original Agreement. All references to the term “Agreement” in the Original Agreement will be deemed to include all of the terms and conditions of this Amendment. Placement Agent and Company hereby amend the Original Agreement as follows:
Agreement
1. Amendments.
1.1 The parties wish to amend the Original Agreement by adding the following new Section to be incorporated therein as Section 1A:
Section 1A. The Offering. The Company proposes to issue and sell to certain investors (collectively, the “Investors”) up to an aggregate of 3,385,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”) and warrants (the “Warrants” and, together with the Shares, the “Securities”) to purchase up to an aggregate of 1,354,000 shares of Common Stock (the “Warrant Shares”), pursuant to a registration statement on Form S-3 (Registration No. 333-164053) (the “Registration Statement”). The Company desires to engage Chardan Capital Markets, LLC as its placement agent (the “Placement Agent”) in connection with the issuance and sale of the Securities to the Investors. On the basis of the representations, warranties and agreements of the Company herein contained and subject to all of the terms and conditions of this Agreement, the Company engages the Placement Agent to act as its placement agent in connection with the issuance and sale of the Securities, and the Placement Agent hereby agrees, as an agent of the Company, to use reasonable efforts to solicit offers to purchase the Securities upon the terms and conditions set forth in a Prospectus Supplement to be filed under the Registration Statement. This Agreement shall not give rise to a commitment by the Placement Agent or any of its affiliates to underwrite or purchase any of the Securities or otherwise provide any financing, and the Placement Agent shall have no authority to bind the Company in respect of the sale of any Securities. The sale of the Securities shall be made pursuant to securities purchase agreements with the Investors.
1.2 The parties wish to amend Section 2(a) of the Original Agreement by modifying the first sentence thereof to state that the fee that the Company will pay to the Placement Agreement shall equal six percent (6.0%) of the aggregate sales price of the Securities sold in the transaction to Introduced Parties. No other modifications to Section 2(a) are made by this Amendment.
1.3 The parties wish to amend Section 6 of the Original Agreement by deleting Section 6 as is currently reads and replacing it with the following:

Section 6. Representations and Warranties of the Company. As of each Closing Date and as to the Securities sold on such Closing Date, the Company represents, warrants and covenants to the Placement Agent that:
          (a) The Company meets the requirements for the use of Form S-3 for a sale of the Securities by the Company, the registration statement (Registration No. 333-164053) on Form S-3 relating to the Securities being offered by the Company, including a base prospectus relating to the Securities being offered by the Company (the “Base Prospectus”) and such amendments thereof as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (collectively referred to as the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, and has been filed with and has been declared effective by the Commission, and the offering of the Securities by the Company complies with Rule 415 under the Act. A prospectus supplement to the Base Prospectus relating to the Securities being offered by the Company and the offering thereof will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations. The term “Prospectus Supplement” means the final prospectus supplement to the Base Prospectus relating to the Securities being offered by the Company and the offering thereof as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The term “Prospectus” means the Base Prospectus, as it may be amended or supplemented, together with the Prospectus Supplement. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the time the Registration Statement initially became effective (the “Effective Date”), the date of any preliminary prospectus or the date of the Prospectus, as the case may be, and deemed to be incorporated therein by reference.
          (b) No order preventing or suspending the use of the Base Prospectus, the Prospectus Supplement, or the Prospectus has been issued by the Commission, and no stop order suspending the effectiveness of the Registration Statement (including any related registration statement filed pursuant to Rule 462(b) under the Act) or any post-effective amendment thereto has been issued, and no proceeding for that purpose has been initiated or threatened by the Commission. On the Effective Date, on the date (if any) the Base Prospectus, the Prospectus Supplement, or the Prospectus are first filed with the Commission pursuant to Rule 424(b), at all times during the period through and including any Closing Date or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included or incorporated by reference in the Prospectus, did and will comply in all material respects with all applicable provisions of the Act, the Exchange Act, the rules and regulations under the Exchange Act (the “Exchange Act Rules and Regulations”), and did and will contain all statements required to be stated therein in accordance with the Act, the Exchange Act, the Exchange Act Rules and Regulations, and the Rules and Regulations. On the Effective Date, no part of the Registration Statement, the Base Prospectus or any such amendment or supplement thereto did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Base Prospectus or any amendment or supplement to the Base Prospectus, including the Prospectus Supplement, is filed with the Commission, the date of first use of the Prospectus Supplement, and any Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent specifically for inclusion in the Registration Statement, the Base Prospectus, the Prospectus Supplement or Prospectus or any amendment or supplement thereto. The Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act and is listed on the NASDAQ Capital Market.
          (c) The documents that are incorporated by reference in the Base Prospectus, the Prospectus Supplement and the Prospectus or from which information is so incorporated by reference, when they became or become effective or were or are filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations or the Exchange Act Rules and Regulations, as applicable; and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations or the Exchange Act Rules and Regulations, as applicable. Without the prior written consent of the Placement Agent, the Company has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations.
          (d) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with the terms hereof, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any material lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a material breach or violation of any of the terms or provisions of, or conflict with or constitute a material default under, the certificate of incorporation, by-laws or other organizational documents of the Company or any of its subsidiaries, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries or any of its or their properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its subsidiaries such that the violation or conflict would have a material adverse effect on the Company as a whole.
          (e) The Company has not distributed, and will not distribute prior to any Closing Date, any offering material in connection with the offering and sale of the Securities other than any preliminary prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act. Neither the Company nor any of its directors, officers or controlling persons has taken or will take, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Act or otherwise, in, or that has constituted or will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. The Company will not, during such period as the Prospectus is required by law to be delivered in connection with sales of the Securities by the Company or a dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Placement Agent within a reasonable period of time prior to the filing thereof and the Placement Agent shall not have timely objected thereto in good faith and on reasonable grounds.
1.4 The parties wish to amend Section 7 of the Original Agreement by deleting Section 7 as is currently reads and replacing it with the following:
Section 7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless the Placement Agent and its affiliates, stockholders, partners, members, directors, officers, employees and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any and all losses, claims, liabilities, expenses and damages, as the same are incurred (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the base prospectus included in the Registration Statement, the prospectus, any prospectus supplement, or any amendment or supplement thereto, or any issuer free writing prospectus, or the omission or alleged omission to state in any of such documents a material fact required to be stated in it or necessary to make the statements in it not misleading in the light of the circumstances in which they were made, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law in connection with the transactions contemplated hereby; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Securities to any Investor and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent for inclusion in any preliminary prospectus, the Registration Statement, the base prospectus, the prospectus, any Prospectus Supplement, or any issuer free writing prospectus. This indemnity agreement is in addition to any liability that the Company might otherwise have.
(b) The Placement Agent agrees that it will indemnify and hold harmless the Company, the, partners, members, directors, officers and employees of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact that are: (1) contained in any preliminary prospectus, the Registration Statement, the Base Prospectus, any Prospectus Supplement, the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading in the light of the circumstances in which they were made; and (2) furnished in writing to the Company by the Placement Agent for inclusion in any preliminary prospectus, the Registration Statement, the Base Prospectus, any Prospectus Supplement, the Prospectus, or any Issuer Free Writing Prospectus. This indemnity agreement will be in addition to any liability that the Placement Agent might otherwise have.
(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 7 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Placement Agent (in the case of counsel for the indemnified parties referred to above) or by the Company (in the case of counsel for the indemnified parties referred to above)) (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.
(e) The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
(e) If the indemnification provided for in this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, liabilities, expenses and damages referred to therein, then the Company, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Placement Agent, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) by such indemnified party as a result of such losses, claims, liabilities, expenses and damages in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Placement Agent. The relative benefits received by the Company and the Placement Agent shall be deemed to be in the same proportion as the total net proceeds from the offering received by the Company bear to the total Fee received by the Placement Agent pursuant to this Agreement. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Placement Agent with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss claim, liability, expense or damage, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 7, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. For purposes of this Section 7, any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against any such party in respect of which a claim for contribution may be made under this Section 7, will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7.
(f) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the parties contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the indemnified party, (ii) acceptance by the Investors of any of the Securities and payment therefor, or (iii) any termination of this Agreement. These indemnification provisions shall be in addition to any liability that the Company might otherwise have to any indemnified party under this agreement or otherwise.
2. No Other Amendments. Except as herein set forth, the Original Agreement has not been modified and, as amended by this Amendment, remains of full force and effect and the parties hereby reaffirm their acknowledgements, agreements and obligations under the Original Agreement. To the extent there are any inconsistencies or ambiguities between the specific subject matter of this Amendment and the Original Agreement, the terms of this Amendment shall supersede the Original Agreement. This Amendment supersedes all prior arrangements and understandings between the parties, either written or oral, with respect to its subject matter.
3. Governing Law. This Amendment Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.
4. Execution. This amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.
[signature page appears next]

     In Witness Whereof, the duly authorized representatives of the parties have executed this Amendment effective as of the date first written above.

DIGITAL ANGEL CORPORATION
By:
	Name:	Lorraine M. Breece
	Title:	Senior Vice President and Chief Financial Officer

Confirmed as of the date first above written:
CHARDAN CAPITAL MARKETS, LLC

By:

Name:
Title:

Kerry Propper	Chardan Capital Markets, LLC
Chief Executive Officer	17 State Street
Suite 1600
New York, NY 10004
Tel: 646 465 9015
Fax: 646 465 9039
January 5, 2010
Digital Angel Corporation
490 Villaume Avenue
South St. Paul, MN 55075

Attention:	Ms. Lorraine M. Breece Senior Vice President and Chief Financial Officer
Ms. Breece:
This letter will confirm our understanding that Digital Angel Corporation (the “Company”) has engaged Chardan Capital Markets, LLC (“Chardan”) to act as the Company’s non-exclusive financial advisor on the terms and conditions set forth below.
     Section 1. Scope of Engagement and Services. In connection with this engagement, Chardan shall, as appropriate:
(a)	advise and assist the Company with respect to defining objectives, performing valuation analyses and structuring and planning transactions;

(b)	advise and assist the Company in negotiating the terms and conditions of any transaction that might become available;

(c)	arrange non-deal roadshows for the Company to introduce the Company to prospective investors; and

(d)	perform such other financial advisory services as Chardan and the Company may from time to time agree upon.
     Section 2. Compensation.
(a)	In the event the Company enters into a financing transaction and Chardan acts as a placement agent, then the Company will pay Chardan an aggregate cash fee equal to five and one-half percent (5.5%) of the aggregate sales price of the securities sold in the transaction to Introduced Parties (for the avoidance of doubt, (i) no fee shall be payable in connection with any investment made in the Transaction by any of the officers, directors or existing stockholders of the Company or any of their affiliated entities (the “Excluded Parties”)). An investor shall be deemed to be an Introduced Party if (i) Chardan arranges a meeting with such investor (or any of its affiliates), which is accepted by the Company, or (ii) Chardan arranges a conference call with such investor (or any of its affiliates), which is accepted by the Company. An Introduced Party shall include those parties set forth on Exhibit A to this letter.

(b)	Chardan shall be entitled to the transaction fee set forth in Section 2 with respect to any securities of the Company sold to any Introduced Parties within three (3) months following the expiration or termination of the term of this Agreement.
All fees payable and expenses reimbursable hereunder are net of all applicable withholding and similar taxes.

Digital Angel Corporation

     Section 3. Expenses. In addition to compensation payable pursuant to Section 2, the Company shall promptly reimburse Chardan, upon Chardan’s request, for all out-of-pocket expenses incurred by Chardan in connection with this engagement or any other assignments undertaken by Chardan (before or after the date hereof) at the Company’s request (including but not limited to any services relating to offerings of securities and any advisory services), provided however that fees and expenses of its legal counsel shall be limited as follows. If Chardan determines it must retain the services of outside legal counsel specifically for this engagement, it will inform the Company in writing before engaging such counsel, and agrees to not incur more than $5,000 of such fees and expenses without the Company’s prior written consent.
     Section 4. Confidentiality. The Company agrees that, except as required by applicable law, any information or advice to be provided by Chardan or any of its representatives in connection with this engagement, whether formal or informal, shall not be disclosed publicly or made available to third parties, in whole or in part, or summarized, excerpted from or otherwise referred to without Chardan’s prior written consent, and accordingly such advice shall not be relied upon by any person or entity other than the Company. In addition, neither Chardan nor the terms of this engagement may be otherwise referred to without Chardan’s prior written consent.
     Section 5. Use of Information. In connection with Chardan’s engagement, the Company shall (a) furnish to Chardan the names of all parties, if any, with whom it has had prior to the date hereof or at any time during the term of Chardan’s engagement hereunder discussion or contacts concerning a transaction; (b) make available to Chardan all information concerning the business, assets, operations and financial condition of the Company and, to the extent available to the Company, which Chardan reasonably requests in connection with the performance of its obligations hereunder; and (c) provide Chardan with reasonable access to the Company’s officers, directors, employees, accountants, counsel and other advisors and agents as Chardan shall deem appropriate. The Company represents that all such information furnished by it or on its behalf shall be true, complete and correct in all material respects and shall not contain any misstatement of material fact or omit to state any material fact required to be stated therein or necessary to make such information not misleading. The Company recognizes and confirms that Chardan, in acting pursuant to this engagement, will be using publicly available information and information in reports and other materials provided by others, including, without limitation, information provided by or on behalf of the Company, and that Chardan does not assume responsibility for and may rely, without independent verification, solely upon the accuracy and completeness of any such information. The Company will promptly notify Chardan if the Company learns of any material inaccuracy or misstatement in, or any material omission from, any such information furnished by the Company to Chardan. All non-public information concerning the Company which is given to Chardan in connection with this engagement will be used solely in the course of the performance of Chardan’s services hereunder and will be treated confidentially by Chardan for so long as it remains non-public. Except as otherwise required by law or regulatory authority, Chardan will not disclose this information to a third party without the consent of the Company.
     Section 6. Intentionally Omitted.
     Section 7. Intentionally Omitted.
     Section 8. Termination. Chardan’s engagement will commence on the date hereof and will continue until terminated as provided below. Either the Company or Chardan may terminate this agreement at any time, with or without cause, by giving 30 days written notice to the other party; provided, however, that no such termination will affect the matters set out in this section or under the captions “Confidentiality,” “Use of Information,” “Indemnity,” “Certain Acknowledgments and Agreements” and “Miscellaneous” or in the indemnification letter agreement. It is expressly agreed that following the expiration or termination of this agreement, Chardan will continue to be entitled to receive fees, as described in the “Compensation” section above that have accrued prior to such expiration or termination but are unpaid, as well as reimbursement for expenses as contemplated in the “Expenses” section above.
     Section 9. Certain Acknowledgments and Agreements. The Company acknowledges that Chardan has been retained solely as an advisor to the Company, and not as an agent of the Company or an advisor to or agent of any other person, and that the Company’s engagement of Chardan is as an independent contractor and not in any fiduciary or other capacity. Chardan may, to the extent it deems appropriate, render the services hereunder through one or more of its affiliates. Neither this engagement, nor the delivery of any advice in connection with this engagement, is intended to

Digital Angel Corporation

confer rights upon any persons not a party hereto (including security holders, employees and creditors of the Company) as against Chardan or its affiliates or their respective directors, officers, agents and employees.
     It is expressly understood and agreed that Chardan is not undertaking to provide any advice relating to legal, regulatory, accounting or tax matters. In furtherance thereof, the Company acknowledges and agrees that (a) it and its affiliates have relied and will continue to rely on the advice of its own legal, tax and accounting advisors for all matters relating to the Transaction, and all other matters and (b) neither it, nor any of its affiliates, has received, or has relied upon, the advice of Chardan or any of its affiliates regarding matters of law, taxation or accounting.
     Section 10. No Finders or Other Brokers. The Company represents that, as of the date hereof, there is no other person or entity that is entitled to a finder’s fee or any type of brokerage commission in connection with any Transactions contemplated by this Agreement or as a result of any agreement or understanding with the Company.
     Section 11. Public Announcements. The Company acknowledges that Chardan may, at its option and expense and after the earlier of the closing or the announcement of the Transaction, place announcements and advertisements or otherwise publicize Chardan’s role hereunder (which may include the reproduction of the Company’s logo and a hyperlink to the Company’s website) on Chardan’s internet website and in such financial and other newspapers and journals as it may choose. Prior to placing any such advertisements, Chardan will submit a copy of any such advertisements to the Company for its approval, which approval shall not be unreasonably withheld or delayed. Furthermore, if requested by Chardan, the Company shall include a mutually acceptable reference to Chardan in any press release or other public announcement made by the Company regarding the matters described in this letter.
     Section 12. Governing Law. This agreement and all aspects of the relationship created by this agreement shall be governed by the laws of the State of New York, without regard to conflicts of law principles thereof, and will be binding upon and inure to the benefit of the Company and Chardan and their respective successors and assigns. The Company and Chardan agree to waive trial by jury in any action, proceeding or counterclaim brought by or on behalf of either party with respect to any matter whatsoever relating to or arising out of any actual or proposed Transaction or the engagement of or performance by Chardan hereunder. The Company also hereby submits to the exclusive jurisdiction of the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, and each of the parties hereto submits to the jurisdiction of such courts in any proceeding arising out of or relating to this agreement, agrees not to commence any suit, action or proceeding relating thereto except in such courts, and waives, to the fullest extent permitted by law, the right to move to dismiss or transfer any action brought in such court on the basis of any objection to personal jurisdiction, venue or inconvenient forum.
     Section 13. Miscellaneous. Prior to entering into any agreement or arrangement with respect to, or effecting, any merger, statutory exchange or other business combination or proposed sale or exchange, dividend or other distribution or liquidation of all or a significant portion of its assets in one or a series of transactions or any significant recapitalization or reclassification of its outstanding securities that does not directly or indirectly provide for the assumption of the obligations of the Company set forth herein, the Company will notify Chardan in writing thereof (if not previously so notified) and, if requested by Chardan, shall arrange in connection therewith alternative means of providing for the obligations of the Company set forth herein, including the assumption of such obligations by another party, insurance, surety bonds or the creation of an escrow, in each case in an amount and upon terms and conditions satisfactory to Chardan. This agreement (with its annex) shall constitute the entire agreement between the parties hereto and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and Chardan. This agreement may be executed via facsimile transmission and may be executed in separate counterparts, each of which shall be deemed to be an original and all of which together shall constitute a single instrument, and this agreement may not be amended or modified except in writing.

Digital Angel Corporation

We are delighted to accept this engagement and look forward to working with you on this assignment. Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this agreement.
Very truly yours,
CHARDAN CAPITAL MARKETS, LLC

By:
Kerry Propper
Chief Executive Officer
Accepted and agreed to as of the date set forth above:
DIGITAL ANGEL CORPORATION

By:
Lorraine M. Breece
Chief Financial Officer

Digital Angel Corporation

EXHIBIT A
Introduced Party shall mean:
Iroquois Capital
LH Financial/Alpha Capital
Such other party as shall be added to this Exhibit A by mutual agreement of the parties